                             REPORT OF MANAGEMENT

  The integrity and objectivity of the financial information presented in these financial statements is the responsibility of the management of C-TEC Corporation.

  The financial statements report on management's accountability for Company operations and assets. To this end, management maintains a system of internal controls and procedures designed to provide reasonable assurance that the Company's assets are protected and that all transactions are accounted for in conformity with generally accepted accounting principles. The system includes documented policies and guidelines, augmented by a comprehensive program of internal and independent audits conducted to monitor overall accuracy of financial information and compliance with established procedures.

  Coopers & Lybrand, L.L.P., independent accountants, conduct a review of internal accounting controls to the extent required by generally accepted auditing standards and perform such tests and procedures as they deem necessary to arrive at an opinion on the fairness of the financial statements presented herein.

  The Board of Directors meets its responsibility for the Company's financial statements through its Audit Committee which is comprised exclusively of directors who are not officers or employees of the Company. The Audit Committee recommends to the Board of Directors the independent auditors for election by the shareholders. The Committee also meets periodically with management and the independent and internal auditors to review accounting, auditing, internal accounting controls and financial reporting matters. As a matter of policy, the internal auditors and the independent auditors periodically meet alone with, and have access to, the Audit Committee.

                                          Bruce C. Godfrey
                                          Executive Vice President--Chief
                                           Financial Officer

                                       1
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                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of
C-TEC Corporation:

  We have audited the consolidated financial statements and the financial statement schedules of C-TEC Corporation and Subsidiaries listed in Item 14(a) of this Form 10-K. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of C-TEC Corporation and its Subsidiaries as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included herein.

  As discussed in Notes 2 and 12 to the consolidated financial statements effective January 1, 1994, the Company changed its method of accounting for certain investments and debt and equity securities and postemployment benefits. As discussed in Notes 12 and 14 to the consolidated financial statements, effective January 1, 1993, the Company changed its method of accounting for postretirement benefits other than pensions and income taxes.

/s/ Coopers & Lybrand L.L.P.
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  COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
  February 26, 1996
  except for the information
  presented in Note 4(b) for which
  the date is March 28, 1996

                                       2
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of C-TEC Corporation on Form S-8 (File Nos. 2-98306, 33-13066, 33-64563 and 33-64677) or our report dated February 26, 1996, except for the information presented in Note 4(b), for which the date is March 28, 1996, on our audits of the consolidated financial statements and financial; statement schedules of C-TEC Corporation and Subsidiaries as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.

   [ART]

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 28, 1996